Exhibit 10.44

Pledge Contract of Rights

Pledgor (Party A): Northern Altair Nanotechnologies Co., Ltd.

Domicile (address): North Dongzhuchang Village, Wu'an City

Legal representative: Wei Guohua

Pledgee (Party B): Wu'an Branch of Bank of Handan Co., Ltd.

Domicile (address): Intersection of Kuangjian Road and Guangming Street in Wu'an City

Legal representative (person in charge): Wang Qingbo

For ensuring the actual performance of the obligations of the Borrower under the Loan Contract, No. xd201605063389, signed at ___ (YYYY) (hereinafter referred to as the Master Contract) by Northern Altair Nanotechnologies Co., Ltd. (Borrower) and Party B under this Contract on May 6, 2016, Party A agrees to offer pledge guarantee to Party B. For specifying the rights and obligations of both parties, Party A and Party B reach an agreement through equal consultation to conclude this Contract in compliance with China's Contract Law, Guarantee Law and relevant laws and regulations.

Article 1      Representations and Warranties of Party A

1.1 Party A is a complete, valid and legal owner of the pledged rights under this Contract or a business manager authorized by the state; there is no dispute for the pledged rights in terms of ownership or business management right under this Contract.

1.2 Party A is fully aware of the loan purpose of the Borrower in the Master Contract and willing to offer pledge guarantee to the Borrower under the Master Contract of its own free shall. All representations under this Contract are true.

1.3 The rights under this Contract can be pledged in compliance with the law; Pledge under this Contract shall not be subject to any limitations;

Article 2      Type and Amount of the Guaranteed Principal Creditor's Rights

2.1 The principal Creditor's rights guaranteed under this Contract is the loan issued by Party B in compliance with the Master Contract in the amount of RMB Thirty Five Million.

Article 3      Term of Performance of Obligations by the Borrower in the Master Contract

3.1 The term of performance of obligations by the Borrower in the Master Contract is 5 months, from May 6, 2016 to September 16, 2016. Any change shall be subject to the agreement in the Master Contract.

Article 4      Scope of Pledge Guarantee

4.1 The scope of pledge guarantee by Party A includes: principal of the loan, interest, interest penalty, compound interest, liquidated damages, compensation, storage expenses, expenses for realizing the pledge rights (including but not limited to court acceptance fees, lawyer's fees, property preservation fees, valuation fees, etc.) and all other payables under the Master Contract.

Article 5      Pledged Rights

5.1 See the List of Pledged Rights for detailed rights used for pledge under this Contract.

5.2 The value of the pledged rights agreed by Party A and Party B upon signing this Contract shall neither be deemed as the basis for appraisal when Party B disposes the right nor constitute any restrictions for Party B to exercise the pledge rights.

Article 6      Transfer of the Documents of the Pledged Rights

6.1 Party A shall deliver the documents of title and other relevant data of the pledged rights under this Contract to Party B for storage before May 6, 2016. Party B shall issue a certificate of acceptance to Party A after inspection.

6.2 After the Borrower performs the principal debts, Party B shall return the documents of title and other relevant data to Party A in time.

Article 7      Pledge Registration

7.1 In case that the pledge shall be registered in compliance with relevant laws and regulations, Party A and Party B shall handle the registration procedures for the right pledge in appropriate authorities within 15 days after the signing date of this Contract.

7.2 In case of any change occurring in the items of pledge registration and the registration needs to be modified in compliance with the law, Party A and Party B shall handle the procedures of modification registration in relevant Mortgagee registration authorities within 15 days after the change date of the registration items.

Article 8      Realization of pledge right

8.1 Upon the expiration of the term of the performance of principal debts or occurrence of conditions for realizing pledge rights agreed by both parties, Party B is entitled to negotiate with Party A to convert the pledged property into money for compensating the debts owed by the Borrower in the Master Contract or auction off the pledge property, and the amount gained from selling the pledged property shall be used for compensation in priority.

8.2 If Party B disposes the rights in compliance with this Contract, Party A shall cooperate and shall not set up any obstacles.

Article 9      Liquidation before Expiration or Drawing

9.1 In case that the date of maturity or delivery of the documents of title such as negotiable securities, warehouse receipts, bill of lading under this Contract is due prior to the expiration date of the Master Contract, Party B can cash the documents or pick up the goods before the expiration date of the Master Contract and negotiate with Party A to pay off the guaranteed debts in advance with the amount gained from cashing the documents or picked-up goods or have the money escrowed by a third party agreed by both parties and the escrow expenses shall be covered by Party A.

9.2 With the consent of Party B, Party A can transfer the stocks under this Contract. But the amount gained from the transfer of the stocks shall be paid off the guaranteed debts in advance to Party B or escrowed by a third party agreed by both parties and the escrow expenses shall be covered by Party A.

9.3 With the consent of Party B, Party A can transfer or permit others to use the exclusive right to use trademarks, patent rights and property rights of publications under this Contract. But the transfer fees and the license fees gained from the transfer of the stocks shall be used to pay off the guaranteed debts in advance to Party B or escrowed by a third party agreed by both parties and the escrow expenses shall be covered by Party A.

Article 10      The rights and obligations of Party A

10.1 Party A shall cover all relevant expenses under this Contract, including but not limited to expenses for lawyer service, authentication, appraisal, registration, transfer, storage and lawsuits.

10.2 During the validity period of this Contract, without the consent of Party B, Party A shall not present, transfer or dispose in any form the rights under that Contract.

10.3 In case that the pledge rights suffer or are likely to suffer damage from any third parties, Party A is obliged to notice and assist Party B to be free from damage.

10.4 In case of any of the following situations, Party A shall notice Party B in writing:

10.4.1 Implement of contracting, lease, shareholding reform, joint operation, incorporation, merger and separation and joint venture and cooperation with foreign business;

10.4.2 Modification of business scope and registered capital and stock right transfer;

10.4.3 Existence of connected relationship and related transaction;

10.4.4 Deterioration of financial condition or involvement in major economic disputes;

10.4.5 Dispute of ownership of the pledged rights

10.4.6 It is subject to bankruptcy, discontinuation of business, dissolution, business suspension for rectification, business license being revoked or cancelled;

10.4.7 Changes of address, telephone number and legal representatives.

10.5 In case of situations of 10.4.1 and 10.4.2, Party A shall notice Party B at least 30 days in advance; in case of other situations in preceding clauses, Party A shall notice Party B within 5 days after the events.

10.6 If Party B has transferred the principal Creditor's rights to a third person in compliance with the laws, Party A shall undertake the guarantee liabilities within the scope of the original pledge guarantee.

10.7 If Party B and the Borrower have reached an agreement to change the Master Contract, no need of the consent of Party A, Party A shall still undertake the liabilities within the scope of the pledge guarantee confirmed by this Contract except for extension and increasing the loan amount.

10.8 After the Borrower pays off all the debts under the Master Contract, Party A no longer undertakes any guarantee liabilities.

Article 11      Rights and Obligations of Party B

11.1 In case of any of the following situations, Party B can dispose the pledged properties in advance and be compensated in priority with gained amount:

11.1.1 Terminate the Master Contract according to the agreement of the Master Contract or legal provisions;

11.1.2 Recover loan in advance in accordance with other situations stipulated in the Master Contract and the Creditor's rights under the Master Contract have not been realized or fully realized.

11.2 Party B is entitled to require Party A to assist to prevent the damage of pledge rights from any third parties.

11.3 Party B is entitled to receive any interests arising from the pledge rights.

11.4 Party B has the obligations to well keep the documents of title.

11.5 When transferring the principal Creditor's rights in compliance with the laws within the validity period of this Contract, Party B shall notice Party A in time.

11.6 In case any balance left after paying off all the debts in the scope of the pledge guarantee under this Contract, Party B shall return it to Party A.

Article 12      Liability for Breach of Contract

12.1 If Party A has made false representations and statements in Article 1 under this Contract, which causes losses to Party B, Party A shall indemnify Party B.

12.2 After this Contract comes into effective, both Party A and Party B shall comprehensively perform the obligations stipulated in this Contract. Any party fails or partly fails to perform the obligations stipulated in this Contract shall assume related liabilities for breach of contract and indemnify the other party for losses caused herein.

12.3 In case of the invalidity of this Contract due to faults attributable to Party A, Party A shall assume the civil liabilities related to the faults.

Article 13      Execution, modification, cancellation and termination of the Contract

13.1 This Contract shall come into effect from the date of the documents of the pledged rights being transferred to Party B for occupation upon signed and sealed by both Party A and Party B. If the Contract needs to be registered in compliance with laws and regulations, it shall come into effect from the date of registration.

13.2 Validity period of this Contract shall be: from the effective date of this Contract to the liquidation date when the principal of the loan, interest, compound interest, liquidated damages, compensation, expenses for realizing the Creditor's rights and all other payables under the Master Contract are paid off.

13.3 If the Master Contract is invalid, Party A shall not only assume the related civil liabilities in accordance with its faults, but also assume the liabilities of the pledge guarantee for the civil liabilities assumed by the Principal Debtor.

13.4 Upon this Contract coming into effect, any party shall not unilaterally alter or terminate this Contract. For example, if there is the need to modify or terminate this Contract, a written agreement shall be concluded based on the consent of both parties. Before the written agreement is reached, the clauses of this Contract shall remain valid.

Article 14      Dispute settlement

14.1 If any dispute arises in the process of the performance of this Contract, both parties shall make settlement through negotiation. In case of failure of negotiation, the dispute shall be settled in the way stipulated in 14.1.2:

14.1.1 It shall be submitted to _______________________________ for arbitration;

14.1.2 It shall be solved in the local court of Party B through lawsuit.

Article 15      Other matters agreed by both parties.

15.1      ____________________________________________________________

15.2      ____________________________________________________________

15.3      ____________________________________________________________

Article 16      Appendix

16.1 The Appendix hereto shall be an inseparable part of this Contract and have an equal effect with the main body of this Contract.

16.2 The appendixes of this Contract shall include:

Appendix I: List of the Pledge

Appendix II:

Article 17      Supplementary Provisions

17.1 The original of this Contract is in duplicate, each Party holding one, sharing the same legal effect.

Party A (official seal):	Party B (official seal):

Legal representative: (or entrusted agent)	Legal Representative (or person in charge): (or entrusted agent)

May 6, 2016	May 6, 2016

Wu'an Branch of Bank of Handan Co., Ltd. (seal)

List of the Pledge (rights)

Names of the Pledge	Unit	Quantity	Owner	Document value ( RMB)	Issued by	Document No.	Remarks
Bank statement of saving account	Copy	One	Northern Altair Nanotechnologies Co., Ltd.	RMB Thirty Five Million	Wu'an Branch of Bank of Handan		-

Pledgor (signature and seal):	Pledgee (official seal):

Handled by (signature):

Filled on: May 6, 2016

Northern Altair Nanotechnologies Co., Ltd. (Seal)

Wu'an Branch of Bank of Handan Co., Ltd. (seal)